Exhibit 1A-6C

EXECUTION VERSION

AMENDED AND RESTATED TRUST AGREEMENT

OF

AMERICAN HOMEOWNER PRESERVATION TRUST

by and among

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Trustee of the Trust,

AMERICAN HOMEOWNER PRESERVATION LLC,

as the Beneficial Owner of the Trust and each Series,

and

AHP CAPITAL MANAGEMENT LLC,

as Administrator of the Trust and each Series

Dated as of October ___, 2014

i

Exhibits

A – Series Addendum

ii

AMENDED AND RESTATED TRUST AGREEMENT, dated as of October ___, 2014 by and among U.S. Bank Trust National Association, a national banking association, as trustee of the Trust (not in its individual capacity, but solely in such trustee capacity, the “Trustee”), American Homeowner Preservation LLC, a Delaware limited liability company (“AHPLLC”), as the sole initial Beneficial Owner of the Trust generally, one or more series of  AHPLLC as the sole initial Beneficial Owner of each Series, and AHP Capital Management LLC, a Delaware limited liability company, as Administrator of the Trust and each Series (as each such term is defined herein).

BACKGROUND

WHEREAS, the Trust was formed pursuant to a Trust Agreement, dated as of November 27, 2013 (the “Original Trust Agreement”) and the filing of the Certificate of Trust with the Secretary of State.

WHEREAS, the parties hereto wish to enter into this Amended and Restated Trust Agreement to amend and restate the Original Trust Agreement in its entirety and to govern the operations of American Homeowner Preservation Trust, a Delaware statutory trust (the “Trust”).

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the Original Trust Agreement in its entirety and agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1            Definitions.

  For all purposes of this Agreement, the following terms shall have the meanings set forth below.

“Accredited Investor” means an accredited investor within the meaning of Rule 501 under the Securities Act.

“Administrator” means AHP Capital Management LLC, an Ohio limited liability company, in its capacity as the Administrator of the Trust and each Series pursuant to Article XI, together with any substitute or replacement Administrator approved by Beneficial Owner.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Amended and Restated Trust Agreement (including each Series Addendum), as supplemented or amended pursuant to Section 12.1.

“Beneficial Interest” means the undivided beneficial interest of a Beneficial Owner in the Trust generally, or of any Series, as applicable, at any particular time, including the rights and obligations of such Beneficial Owner under this Agreement and the Statutory Trust Act.

“Beneficial Owner” means each holder of record of a Beneficial Interest in the Trust generally or a Series thereof, and as of the date hereof, American Homeowner Preservation LLC, a Delaware limited liability company, for itself and as applicable for and on behalf of one or more series thereof, as the sole holder of all Beneficial Interests.  Each Beneficial Owner shall be treated for purposes of the Code as a grantor of the Trust generally, or any Series, as applicable, with respect to such Beneficial Owner’s Beneficial Interest.

“Business Day” means any day, other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions and trust companies in Wilmington, Delaware; New York, New York; or the location of the Corporate Trust Office designated by the Trustee (if other than Wilmington, Delaware), are authorized or obligated by law or executive order to close.

“Certificate of Trust” means the initial Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Act, as it may be amended, modified, supplemented or restated from time to time.

 “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with the regulations thereunder, as in effect from time to time.  Section references to the Code are to the Code as in effect at the date hereof and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

“Corporate Trust Office” has the meaning specified in Section 2.2.

“ERISA” means the Employee Retirement Income Security Act of 1974, including any successor or amendatory statutes.

“Extraordinary Expenses” has the meaning specified in Section 6.1(b).

“Financial Assets” has the meaning specified under the definition of Trust Property below.

“General Assets” has the meaning specified in Section 2.6(b).

“General Liabilities” has the meaning specified in Section 2.6(c).

“Indemnified Persons” has the meaning specified in Section 6.1(b).

“Independent” when used with respect to any specified Person means such a Person who (1) is in fact independent of the Trust  including each Series, as applicable, (2) does not have any direct financial interest or any material indirect financial interest in the Trust generally, or any Series, as applicable, or in any Affiliate of the Trust generally, or any Series, as applicable, and (3) is not connected with the Trust generally, or any Series, as applicable, or any Affiliate thereof as a relative or an officer, employee, promoter, underwriter, trustee, partner, advisor, director, or Person performing similar functions (other than as Trustee).

“Mortgage Loan” means a residential mortgage loan, which is secured by a senior or junior lien on a residential real property, including, without limitation, single family homes, condominiums, manufactured homes, planned urban developments and housing cooperatives.

“Owner Trust Institution” means U.S. Bank Trust National Association, together with its successors and assigns, in its individual capacity.

“Person” means a legal person, including, without limitation, any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Regulations” means the Treasury Regulations promulgated under the Code, as such regulations may be amended.

“REO Property” means real property owned that previously secured a Mortgage Loan and has been acquired through foreclosure or deed in lieu of foreclosure or otherwise in connection with a defaulted Mortgage Loan.

“Requisite Holders” means a majority in interest of the Beneficial Owners of the Trust generally, or of any Series, as applicable.

“Responsible Officer” means an officer of the Trustee having direct responsibility for the administration of the Trustee’s duties under this Agreement.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Securities Act” means the Securities Act of 1933, as amended.

“Series” means one or more separate series of Beneficial Interests in the Trust, established by the Trust pursuant to Sections 3804(a) and 3806(b)(2) of the Statutory Trust Act and Section 2.6  of this Agreement, each of which shall be separate and distinct from any other Series.

“Series Addendum” means each Addendum to this Agreement that creates a Series and covers terms specific to that particular Series, each of which shall be a part of this Agreement, in the form attached hereto as Exhibit A.

“Series Distribution Account” has the meaning specified in Section 9.3(a).

“Series Register” and “Series Registrar” mean, respectively, the register maintained and the registrar (or any successor thereto) appointed pursuant to Section 3.2(a).

“Series Registrar Office” means the office of Trustee at which at any particular time it may receive for exchange or Transfer Beneficial Interests as described herein, which office at the date hereof is located at the Corporate Trust Office.

“Servicer” means each Person acting as a servicer of Trust Property pursuant to a Servicing Agreement (including without limitation any “master” servicer, any “special” servicer, and any sub-servicer (whether a “master” sub-servicer or a “special” sub-servicer)).  For the avoidance of doubt, each Servicer shall be engaged pursuant to a Servicing Agreement.

“Servicing Agreement” means each Servicing Agreement (including without limitation any “master” servicing agreement, any “special” servicing agreement, and any sub-servicing agreement, including any amendment thereto or any direction letter related thereto) under which a Servicer provides servicing on behalf of the Trust generally, or any Series, as applicable, for certain Trust Property.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §§ 3801 et seq., as the same may be amended from time to time and including any successor statute.

“Transaction Documents” means the collective reference to any Servicing Agreement, this Agreement, and any other agreement, instrument or document to which the Trust generally, or any Series, as applicable, is a party or signatory, including without limitation any credit facility providing financing for the operation of the Trust generally, or any Series, as applicable, or the Trust Property, in each case as any of the foregoing may be modified, amended, supplemented or restated from time to time

“Transfer” means any direct or indirect transfer, sale or other assignment of the Beneficial Interest or of any interest therein, as the context requires.

“Transferee” means any Person who is acquiring by Transfer a Beneficial Interest.

“Transferor” means any Person who engages in a Transfer to a Transferee.

“Trust” means American Homeowner Preservation Trust, a Delaware statutory trust which may have one or more Series, formed, constituted and governed under and pursuant to the Statutory Trust Act, the Certificate of Trust and this Agreement.

“Trust Expenses” means the ordinary expenses incurred by the Trustee, in its own capacity or on behalf of the Trust generally, or any Series, as applicable, in administering its duties with respect to the Trust generally, or any Series, as applicable.

“Trust Liabilities” means any and all costs, expenses or liabilities of the Trust generally, or any Series, as applicable, including, without limitation, Trust Expenses and Extraordinary Expenses.

“Trust Property” means any and all assets and property of the Trust generally, or any Series, as applicable, consisting of: (1) Mortgage Loans, (2) REO Properties (pending distribution) that were previously collateral for Mortgage Loans, (3) ownership interests in an entity that owns any property described by clause (2), (4) any insurance policies relating to such Mortgage Loans or REO Properties, and (5) any related rights, interests, benefits, security or proceeds associated with any of the foregoing (collectively clauses (1) through (5) are referred to as the “Financial Assets”); (6) all rights, interests and benefits of the Trust generally, or any Series, as applicable, under the Transaction Documents; (7) all other assets and rights that are related to or derived from Financial Assets; and (8) all proceeds of any nature whatsoever regarding any of the foregoing.

“U.S. Person” means (1) an individual who is a citizen or resident of the United States; (2) a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created in the United States or organized under the laws of the United States or any state thereof or the District of Columbia (except in the case of a partnership, as otherwise provided by Treasury regulations); (3) an estate that is subject to United States federal income taxation without regard to the source of its income; or (4) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

Section 1.2            Rules of Construction.  Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           “or” is not exclusive;

(c)           “including” means including without limitation;

(d)           words in the singular include the plural and words in the plural include the singular;

(e)           any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns; and

(f)           the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection and Schedule references contained in this Agreement are references to Sections, subsections and Schedules in or to this Agreement unless otherwise specified.

ARTICLE II
ORGANIZATION

Section 2.1            Name.  The name of the Trust shall be “American Homeowner Preservation Trust” in which name the Trustee and the Administrator, each, acting singly on behalf of the Trust or any Series, as applicable, shall be authorized and empowered, without the need for further action on the part of any Person, to exercise the power and authority of the Trust, on behalf of the Trust generally or any Series, as applicable, as set forth in this Agreement.

Section 2.2            Office.  The primary office of the Trust shall be  300 Delaware Avenue, Suite 900, Wilmington, Delaware 19801, Attention: American Home Preservation Trust (the “Corporate Trust Office”).  The principal office of administration shall be 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107,  Attention: Global Structured Finance/American Home Preservation Trust, Facsimile No. (866) 831-7910 or such other address as the Trustee may designate by notice to the Beneficial Owner or Beneficial Owners.

Section 2.3            Purpose and Powers.

(a)           The Trust and each Series shall not engage in any activities except those listed in this Section 2.3.  Each of the Trust and each Series will act as a passive investor of the Trust Property for the principal purpose of holding, segregating and maintaining custody of the Trust Property to obtain and facilitate the financing, holding and/or disposition of such Trust Property through one or more financing arrangements or secondary market transactions pursuant to the Transaction Documents.  As a passive investor, the primary objectives of the Trust and each Series will be to acquire, own, hold, finance, sell, liquidate and dispose of the Trust Property and to retain other Persons to actively manage, service, operate and/or administer the Trust Property on behalf of the Trust generally, or any Series, as applicable, including without limitation the Administrator hereunder and the Servicer under the Servicing Agreement.  Each of the Trust and each Series as a passive investor does not expect or anticipate that it will have, and subject to the terms of this Agreement will seek to operate in a manner to exclude it from having, any contact or communication with any obligor or issuer of the Trust Property or any contact with any tangible real or personal property that secures or constitutes such Trust Property, except through the Servicer or as otherwise required by applicable law.  In addition, each of the Trust and each Series will not have any employees and will limit its activities to avoid incurring any liabilities, indebtedness or obligations other than liabilities, indebtedness and obligations related to the Transaction Documents.

(b)           Subject to the limitations set forth herein, the purposes for which the Trust generally and each Series are created and established are, and each of the Trust and each Series shall have the power and authority, and is hereby authorized and empowered, and the Administrator or the Trustee each acting singly on behalf of the Trust generally, or any Series, as applicable, shall have the power and authority, and is hereby authorized and empowered, all without the need for further action on the part of any Person: (i) to establish the Trust and (pursuant to Section 2.6) each Series and to issue the Beneficial Interests; (ii) to acquire, purchase, sell, transfer, convey, dispose of, contribute, hold, own,  service, manage, administer and transfer title to any interest in, the Trust Property; (iii) to hold membership interests (or other equity interests) in subsidiaries, to be and act as a member, partner or stockholder of any subsidiary and to exercise the rights and privileges and perform obligations related thereto; (iv) to exercise, enforce, pursue, realize and protect any rights, interests, benefits and remedies arising from or relating to the Trust Property, and to collect, distribute and disburse the Trust Property for the benefit of the Beneficial Owners; (v) to enter into, execute and deliver each of the Transaction Documents and perform its respective obligations thereunder; (vi) to acquire, collect, hold, invest (pending distribution), distribute and disburse to the Persons entitled thereto the proceeds from the Trust Property, including without limitation the remittance of proceeds to and from each Series Distribution Account; and (vii) to engage in and perform such related, ancillary or incidental activities, that are reasonably appropriate or necessary to accomplish the foregoing or are reasonably incidental thereto or connected therewith.

(c)           The Trust and each Series shall not have power or authority to perform any act or engage in any business whatsoever, except as specified in this Section 2.3 and any activity reasonably incidental thereto or appropriate therefor.  Neither the Trustee nor the Administrator shall reinvest the proceeds from the Trust Property except (i) for temporary investments pending distributions in accordance with Sections 4.9 and 9.3 or (ii) as directed by the Beneficial Owner.  Effective as of the formation date of this Trust, each of the Trustee and the Administrator shall have all rights, powers and authority set forth herein and in the Statutory Trust Act for the sole purpose and to the extent necessary or desirable to accomplish the purposes of the Trust generally, or any Series, as applicable, as set forth in this Section 2.3.

Section 2.4            Declaration of Trust.  The Trustee hereby declares that it will hold the Trust Property upon the trusts set forth herein and for the use and benefit of the Beneficial Owners as herein set forth, subject to the obligations of the Trust generally, or any Series, as applicable, under the Transaction Documents.  It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Act and that this Agreement constitute the governing instrument of the Trust.  The Trust generally, or any Series, as applicable, shall not be deemed to be a partnership, joint venture, joint shares company or corporation.  The Trustee is hereby authorized and empowered to execute the initial Certificate of Trust and file it with the Secretary of State and to execute and file any amendments to the Certificate of Trust required under the Statutory Trust Act to be filed with the Secretary of State pursuant to the Statutory Trust Act.

Section 2.5            Trust Obligations.

(a)           All Trust Liabilities, to the extent not paid by a third party, are, and shall be, obligations of the Trust generally, or any Series, as applicable, and when due and payable shall be satisfied out of the Trust Property.

(b)           Neither the Owner Trust Institution nor, except as otherwise provided in the Transaction Documents, any Beneficial Owner shall be personally liable for any Trust Liability.

Section 2.6            Establishment of Series. The Trustee upon written instructions from the sole initial Beneficial Owner shall have full power and authority to establish one or more Series, the Beneficial Interests in each of which shall be separate and distinct from the Beneficial Interests in any other Series, by adopting a Series Addendum, in such form as is provided to the Trustee for execution, for each such Series as herein provided.  References to the Trust shall be deemed to include references to each Series, as applicable.  In connection with the establishment of a Series hereunder, the Trustee upon written instructions from the sole initial Beneficial Owner shall in the name and on behalf of the Trust: (i) issue Beneficial Interests, (ii) establish and designate and fix such preferences, voting powers, rights, duties and privileges and business purpose of each Series, as set forth in the Series Addendum therefor, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series and may be limited to specified property or obligations of the Trust or profits and losses associated with specified property or obligations of the Trust, (iii) divide or combine the Beneficial Interests of any Series into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Beneficial Interests of such Series in the assets held with respect to that Series, and (iv) combine the assets and liabilities belonging to any two or more Series into assets and liabilities belonging to a single Series.  The relative rights and preferences of any Series established by the Trustee upon written instructions from the sole initial Beneficial Owner will be as set forth in the Series Addendum relating thereto, and to the extent not inconsistent therewith, as otherwise set forth herein.  The Beneficial Interests of any Series that may from time to time be established and designated by the Trustee upon written instructions from the sole initial Beneficial Owner shall have the following relative rights and preferences:

(a)           Assets Belonging to Series.  All consideration received by the Trust for the issue or sale of Beneficial Interests of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held for the benefit of the Beneficial Owners who have Beneficial Interests in that Series and shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series, shall be so recorded upon the books of account of the Trust and shall be held and accounted for separately by the Administrator from the other assets of the Trust or any other Series.  Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets belonging to” that Series.  In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Administrator shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Administrator upon written instructions from the Requisite Holders deems fair and equitable, and any General Assets so allocated to a particular Series shall thereupon be held with respect to that Series and be deemed assets belonging to such Series.  Each such allocation by the Administrator shall be conclusive and binding upon the Beneficial Owners of all Series for all purposes.  Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held and accounted for separately from the assets held with respect to all other Series and the General Assets of the Trust not allocated to such Series.  No Series shall have any right to or interest in the assets belonging to any other Series, and no Beneficial Owners shall have any right or interest with respect to the assets belonging to any Series in which it does not have a Beneficial Interest.

(b)           Liabilities Belonging to Series.  The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series.  The debts, liabilities, expenses, costs, charges and reserves so charged to a Series are herein referred to as “liabilities belonging to” that Series.  Separate and distinct records shall be maintained by the Administrator for the liabilities belonging to each Series.  The Administrator shall allocate general debts, liabilities, expenses, costs or charges of the Company that are not readily identifiable with respect to any particular Series (“General Liabilities”) among the Series in such manner and on such basis as the Administrator upon written instructions from the Requisite Holders deems to be fair and reasonable, and any such General Liabilities so allocated to a particular Series shall thereupon be deemed to be liabilities belonging to such Series.  Each such allocation by the Administrator shall be conclusive and binding upon the Beneficial Owners of all Series for all purposes.

(c)           Voting.  On each matter submitted to a vote of the Beneficial Owners, if any, each Beneficial Owner who holds a Beneficial Interest in a Series shall be entitled to a vote proportionate to its Beneficial Interest in such Series as recorded on the books of the Trust and all Beneficial Owners who hold a Beneficial Interest in each Series shall vote as a separate class; provided that with respect to any vote affecting more than one Series, each of the Beneficial Owners who holds a Beneficial Interest in the affected Series, but only such Beneficial Owners, shall vote together as a single class with each Beneficial Owner entitled to a vote proportionate to the proportion that its Beneficial Interest bears to the Beneficial Interests of all Beneficial Owners of all of the affected Series and in the event of a vote affecting all Series or the Trust generally, all Beneficial Owners shall vote together as a single class with each Beneficial Owner entitled to a vote proportionate to the proportion that its Beneficial Interest bears to the Beneficial Interests of all Beneficial Owners.

(d)           Liabilities of Series. In accordance with Section 3804(a) of the Statutory Trust Act, without limitation of the provisions of Section 2.6(c) relating to the allocation of General Liabilities, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or against any other Series, and, except to the extent provided in Section 2.6(c) relating to the allocation of the General Liabilities, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series shall be enforceable against the assets of such Series.  Notice of the foregoing limitation on liabilities of a Series shall be set forth in the Certificate of Trust.

Section 2.7            Tax Treatment; Construction.  It is the intention of the parties hereto that, solely for federal, state and local income tax purposes (a) the Trust shall be treated as a grantor trust subject to subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code, with the assets of the grantor trust being the assets held by the Trust, and the beneficial owners being the holders of the Beneficial Interests, (b) the Trust shall be treated as an investment trust described in Section 301.7701-4(c) of the Regulations and (c) each Beneficial Owner shall be treated as a grantor of the Trust with respect to such Beneficial Owner’s undivided beneficial interest in the Trust.  The Trust shall not elect to be treated as an association taxable as a corporation under Section 301.7701-3(a) of the regulations of the United States Department of the Treasury for federal income tax purposes.  The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as provided in the preceding sentences of this subsection for such tax purposes.

Section 2.8            Title to Trust Property.

(a)           Legal title to all the Trust Property shall be vested at all times in the Trust as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires title to any part of such Trust Property to be vested in a trustee, title shall be deemed to be vested in (i) the Trustee (subject in all cases to Section 4.10), or (ii) a co-Trustee appointed under Section 7.2 of this Agreement.

(b)           No Beneficial Owner shall have legal title to any part of the Trust Property.  Any Beneficial Owner shall be entitled to receive distributions with respect to its Beneficial Interest only in accordance with Article IX hereof.  No transfer, by operation of law or otherwise, of any right, title or interest of any Beneficial Owner in and to its ownership interest in the Trust Property shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or, except as provided in Article IX hereof, to the transfer to it of legal title to any part of the Trust Property.

Section 2.9            Purchases of Trust Property.  The Beneficial Owners shall from time-to-time identify Mortgage Loans to be purchased by the Trust on behalf of a particular Series.  The Beneficial Owners shall notify the Administrator and the Trustee in writing requesting and directing the Administrator to, and the Administrator upon such written direction shall be fully authorized and empowered to, and shall in the name and on behalf of the Trust on behalf of a particular Series execute such documents as may be required to consummate any such acquisition of Mortgage Loans in such form as the same are presented to and approved by the Beneficial Owners.  The Beneficial Owners of such Series shall contribute to the Trust on behalf of the particular Series sufficient funds to cover the purchase price and closing costs for each such acquisition not covered by any financing proceeds.  The Trustee shall have no obligation to investigate whether, or ensure that, any Mortgage Loan complies with the terms of this Agreement, and the Trustee shall have no personal liability to any Person in connection with any Mortgage Loan or acquisition thereof whether or not permitted under or in accordance with this Agreement.

ARTICLE III
BENEFICIAL INTERESTS

Section 3.1            Beneficial Interests.

(a)           Each Beneficial Interest will represent an undivided beneficial interest in the Trust generally, or in a particular Series, as applicable.  Each Beneficial Interest issued hereunder shall be fully paid and nonassessable.  The entire Beneficial Interest in each Series of the Trust shall be authorized and issued to, and accepted by, the relevant series of AHPLLC as indicated in the relevant Series Addendum hereto.  The entire Beneficial Interest in the Trust generally pursuant to the Original Trust Agreement has been authorized and issued to, and accepted by, AHPLLC for itself generally, and as of the date hereof is outstanding and held by AHPLLC for itself generally.  Without any further act, acknowledgment or consent, upon a Person’s acceptance of a Beneficial Interest duly registered in such Person’s name pursuant to Section 3.2 hereof, such Person shall be entitled to the rights and subject to the obligations of a Beneficial Owner hereunder.

(b)           Each Beneficial Interest shall be personal property entitling the Beneficial Owner only to those rights provided in this Agreement.  Except to the extent provided in Section 2.8(a) or Section 4.10 hereof, the legal ownership of the Trust Property is vested exclusively in the Trust as herein provided, and the Beneficial Owners shall have no interest therein other than the beneficial interest in the Trust generally, or any Series, as applicable, conferred by its Beneficial Interest and shall have no right to compel any partition, division, dividend or distribution of the Trust generally, or any Series, as applicable, or any of the Trust Property.  The death or dissolution of a Beneficial Owner shall not terminate the Trust generally, or any Series, as applicable, or give such Beneficial Owner’s legal representative any rights against the Trust Property, except the right to receive a new Beneficial Interest registered to the successor owner of such Beneficial Interest in accordance with this Agreement.  The Beneficial Owner, by reason of its status as such, shall have no right to participate in or direct the management or control of the business of the Trust generally, or any Series, as applicable, or to act for or bind the Trust generally, or any Series, as applicable, or otherwise to transact any business on behalf of the Trust generally, or any Series, as applicable, except that the Beneficial Owner shall have the rights specifically provided for herein.

(c)           The Beneficial Owner shall not be liable for any debt, claim, demand, damage, loss, cost, expense, judgment, or obligation of any kind of, against or with respect to the Trust generally, or any Series, as applicable, by reason of its being a Beneficial Owner, nor shall the Beneficial Owner by reason of its status as such or because of its acts or omissions or some other reason, be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Property or the affairs of the Trust generally, or any Series, as applicable.

Section 3.2            Registration of and Transfers of Beneficial Interests.

(a)           The Series Registrar shall cause to be kept at the Corporate Trust Office a register (the “Series Register”) in which, subject to such reasonable regulations as it may prescribe, the Series Registrar shall provide for the registration of the Beneficial Interests and of Transfers and exchanges of the Beneficial Interests as herein provided.  The Trustee shall be the initial “Series Registrar” for the purpose of registering the Beneficial Interests and Transfers and exchanges of the Beneficial Interests as provided in this Agreement.  Upon resignation of any Series Registrar, the Administrator shall promptly appoint a successor.

(b)           Subject to Sections 3.4 and 8.1(a)(ix), a Transfer of a Beneficial Interest can only be accomplished upon a notification communicated to the Trust by the Beneficial Owner thereof which directs that such Transfer be registered and by the Series Registrar, acting solely upon such direction, making the appropriate changes to the Series Register to register such Transfer in accordance with the terms of this Agreement.

(c)           No service charge shall be made to any Beneficial Owner for any Transfer or exchange of a Beneficial Interest, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of a Beneficial Interest.

Section 3.3            Persons Deemed Beneficial Owners.  The Trustee, the Series Registrar and the Administrator shall treat the Person in whose name a Beneficial Interest is registered in the Series Register as the owner of such Beneficial Interest for all purposes, and neither the Trustee nor the Series Registrar shall be bound by any notice to the contrary.  The Series Registrar will furnish to the Trustee (if the Trustee is not the Series Registrar) within five (5) Business Days after receipt by the Series Registrar of a request therefor from the Trustee, in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Beneficial Owners as of the most recent available date.  The Trustee shall be fully protected in relying on such list as may be provided to it by the Series Registrar.

Section 3.4            Restrictions on Initial and Subsequent Transfers.

(a)           Except for a Transfer to the Trust generally, or any Series, as applicable, no Transfer of a Beneficial Interest shall be made unless each of the Transferor and Transferee certifies to the Trustee (i) the facts surrounding such Transfer and that such Transfer is made in compliance with all applicable state and federal securities laws, and (ii) that such Transferee is Accredited Investor, which certification shall be made in writing and at the sole expense of the Transferor and the Transferee.  Notwithstanding anything to the contrary herein or in any other Transaction Document, the number of the Beneficial Owners shall never exceed ninety (90).  Any Transfer of a Beneficial Interest that would cause the total number of such Beneficial Owners to exceed ninety (90) shall be null and void.  The Trustee may conclusively rely on the representations of the Transferor and Transferee, delivered to the Trustee pursuant to the terms of this Section 3.4(a) regarding the number of Beneficial Owners as a result of the Transferee’s acquisition of a Beneficial Interest and none of any Beneficial Owner (other than the Transferor or Transferee, as the case may be), the Trustee or the Trust generally, or any Series, as applicable, shall be liable to any Beneficial Owner or any other Person in the event that such representation is incorrect.  In addition to the letter, delivered to the Trustee pursuant to this Section 3.4(a), the Transferor and the Transferee shall each execute and deliver to the Trustee an instrument of assignment evidencing the assignment to the Transferee.

(b)           Except for a Transfer to the Trust generally, or any Series, as applicable, no Transfer of a Beneficial Interest shall be made to any Person unless each of the Transferor and Transferee also certifies to the Trustee in writing, the Series Registrar and each Beneficial Owner that the proposed Transferee and each Person owning any beneficial interest in the Beneficial Interest through such proposed Transferee (i) is a U.S. Person, unless the non-U.S. Person delivers to the Trustee an IRS Form W-8 certifying such Person’s foreign status and (ii) is not (A) an employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to Title I of ERISA, (B) a plan described in Section 4975(e)(1) of the Code or (C) an entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (within the meaning of Department of Labor Regulations § 2510.3-101).

(c)           Transfers made in violation of this Section 3.4 or Section 8.1(a)(ix) shall be null and void.

(d)           Notwithstanding any other provision herein or elsewhere, other than to determine that any certification delivered to the Trustee or Series Registrar pursuant to this Section 3.4 substantially complies with the requirements set forth in this Section 3.4 and that the written consent required under Section 8.1(a)(ix) has been delivered, neither the Trustee nor the Series Registrar shall have any obligation to determine whether or not any Transfer or exchange or proposed or purported Transfer of a Beneficial Interest complies with applicable law or is permitted under or in accordance with this Agreement, and neither the Trustee nor the Series Registrar shall have any personal liability to any Person in connection with any Transfer or exchange or proposed or purported Transfer or exchange (and/or registration thereof) that is not permitted under or in accordance with this Agreement.

Section 3.5            Indemnification.

(a)           Each Beneficial Owner and its directors, officers, shareholders, employees and agents shall be indemnified, jointly and severally by the Trust, out of the assets of any one or more applicable Series, from and against any and all liabilities, obligations, losses, damages, taxes, claims, actions, suits, costs, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against such Beneficial Owner or such other indemnified persons (whether or not indemnified against by other parties) in any way relating to or arising out of this Agreement, the ownership by a Beneficial Owner of a Beneficial Interest, the administration of the Trust generally, or any Series, as applicable, or the action or inaction of any Beneficial Owner hereunder, except only that a Beneficial Owner shall not be entitled to indemnity pursuant to this Section 3.5 arising or resulting from the gross negligence or willful misconduct of such indemnified Person.

(b)           The indemnities under this Section 3.5 shall survive the termination of this Agreement, the payment of the Beneficial Interest and/or the Transfer of any Beneficial Interest.

ARTICLE IV
DUTIES AND AUTHORITY OF TRUSTEE

Section 4.1            In General.

(a)           The Trustee, acting singly, shall have power and authority, and is hereby authorized and empowered, in the name and on behalf of the Trust generally, or any Series, as applicable:

(i)           to establish and maintain each Series Distribution Account and make deposits into and payments from such account, as provided in Article IX herein; and

(ii)           to hold the Trust Property and to perform the obligations of the Trustee under the provisions of this Agreement.

(b)           The Trustee, acting singly, shall have power and authority, and is hereby authorized and empowered, and (subject to and in accordance with the terms hereof) upon written instructions from the Requisite Holders shall be obligated:

(i)           on behalf of the Trust generally, or any Series, as applicable, to enforce any agreement entered into by the Trust generally, or any Series, as applicable, or pursuant to which it is a beneficiary or has any rights;

(ii)           to employ in good faith consultants, accountants, attorneys and expert persons, employ or contract for clerical and other administrative assistance, delegate to agents and employees any matter whether ministerial or discretionary and act through such agents and employees; and

(iii)          to execute and deliver in the name and on behalf of the Trust generally, or any Series, as applicable, (A) the Transaction Documents, and (B) any and all documents or instruments which may be necessary, convenient or advisable in connection with the foregoing or to accomplish the purposes of the Trust generally, or any Series, as applicable.

(iv)         on behalf of the Trust generally, or any Series, as applicable, to furnish to any Beneficial Owner, promptly upon its request therefor, duplicates or copies of all reports, returns, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trustee hereunder or under the Transaction Documents or to be provided by the Trustee hereunder.

Section 4.2            No Duties Except as Specified in  Agreement or Instructions from Beneficial Owners; Discharge of Liens by the Owner Trust Institution.   The Trustee shall not have any duty or obligation (including fiduciary duties or obligations that arise at law or in equity) to manage, make any payment in respect of, register, record, sell, dispose of or otherwise deal with the Trust Property, or otherwise take or refrain from taking any action under, or in connection with, the Trust generally, or any Series, as applicable, this Agreement, the other Transaction Documents or any document contemplated hereby or thereby, except as expressly provided by the terms of this Agreement, or (solely to the extent that the Trustee has expressly consented in writing to such duty or obligation) as expressly provided by any other Transaction Document or other document contemplated hereby or thereby, and no implied duties or obligations of the Trustee shall be read into this Agreement or any other document against the Trustee.  Notwithstanding the foregoing, the Owner Trust Institution agrees that, acting in its individual capacity, it will, at its own cost and expense, promptly take all action necessary to discharge any liens on any part of the Trust Property which result from actions by or claims against the Owner Trust Institution that are not related to the ownership of the Trust Property, or the administration of the Trust Property, or the Owner Trust Institution serving as Trustee.

Section 4.3            No Action Except Under Specified Documents or Instructions.  Subject to the terms of Section 8.2, the Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with any Trust Property (including, without limitation, amending, supplementing, modifying or waiving or its consenting to or approving any amendment, modification, supplement or waiver of, any provision of this Agreement, any Transaction Document or any other documents to which the Trust generally, or any Series, as applicable, is a party or pursuant to which it is a beneficiary or has rights), or acquire any additional Trust Property, except in accordance with the express terms hereof or as directed in writing by the Servicer accompanied by a certificate of the Servicer that such direction accords with the Servicing Agreement.

Section 4.4            Direction by Beneficial Owners.  Whenever the Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Transaction Document, or is unsure as to the application, intent, interpretation or meaning of any provision hereof or of any Transaction Document, the Trustee may give written notice (in such form as shall be appropriate under the circumstances) to the Beneficial Owners requesting written instructions as to the course of action to be adopted, and, to the extent the Trustee acts or refrains from acting in good faith in accordance with any such instruction received from the Requisite Holders, the Trustee shall not be liable on account of such action or inaction to any Person.  If the Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement and as it shall deem to be in the best interest of the Beneficial Owners  and the Trustee shall have no liability to any Person for any such action or inaction.

Section 4.5            Direction by Requisite Holders.  Except as otherwise expressly provided herein, the Trustee shall act, or refrain from acting, in accordance with this Agreement and upon instructions, by an instrument or instruments in writing executed by the Requisite Holders; provided, notwithstanding any other provision hereunder or under any other document, that the Trustee shall not be required to take or refrain from taking any action hereunder or under any Transaction Document if the Trustee shall reasonably determine or shall be advised by counsel that such action (a) is likely to result in liability on the part of the Owner Trust Institution, (b) is contrary to the terms hereof or of any document contemplated hereby to which the Trustee or the Trust generally, or any Series, as applicable, is a party or by which it is bound, or (c) is contrary to  applicable law, and the Trustee gives written notice of its determination to the Beneficial Owners.

Section 4.6            Limitation on Actions of Beneficial Owners.  Except as otherwise required by applicable law, no Beneficial Owner shall have any right to bring an action in the right of the Trust generally, or any Series, as applicable, except in accordance with Section 3816 of the Statutory Trust Act.   A Beneficial Owner’s right to bring a derivative action is subject to the requirement that the Requisite Holders join in the bringing of such derivative action.

Section 4.7            Limitation of Liability.  It is expressly understood and agreed by the parties hereto that (a) except for those representations and warranties set out in Section 5.2, this Agreement is executed and delivered by the Trustee, not individually or personally but solely as trustee of the Trust (generally and/or on behalf of each Series) in the exercise of the powers and authority conferred and vested in it under this Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust generally, or any Series, as applicable, is made and intended not as personal representations, undertakings and agreements by the Owner Trust Institution but is made and intended for the purpose of binding only the Trust generally, or any Series, as applicable, and (c) under no circumstances shall the Owner Trust Institution be personally liable for the payment of any indebtedness or expenses of the Trust generally, or any Series, as applicable, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust generally, or any Series, as applicable, under this Agreement or any other related document.

Section 4.8            Conflict.  The Trustee undertakes to perform or observe only such of the covenants and obligations of the Trustee as are expressly required to be performed by it as set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement or any other documents against the Trustee (provided that this Agreement shall not eliminate the implied contractual covenant of good faith and fair dealing).  To the fullest extent permitted by law, the Trustee shall not be deemed to owe any fiduciary duty to any Person, and shall not be liable to any Person, except to the Beneficial Owner and the Trust for the Trustee’s own gross negligence or willful misconduct of the Trustee in the performance of its express obligations under this Agreement (provided that this Agreement shall not limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing).  To the extent that the provisions of this Agreement restrict the duties and liabilities of the Trustee otherwise existing at law or in equity, such provisions shall replace such other duties and liabilities of the Trustee to the fullest extent permitted under the Statutory Trust Act.

Section 4.9            Deposits.  All cash of the Trust generally, or any Series, as applicable, all interest and dividends received with respect to any Trust Property, all amounts realized on the sale, exchange or other disposition of Mortgage Loans and other assets of the Trust generally, or any Series, as applicable, and all miscellaneous income received from investment of idle funds, upon the Trustee’s actual receipt thereof shall be segregated and deposited (pending distribution) by the Trustee into the relevant Series Distribution Account.

Section 4.10          REO Property.

(a)           The Trust on behalf of a particular Series (or a wholly owned subsidiary of the Trust, as directed by the Servicer) shall acquire REO Property solely upon the written direction of the Servicer.  The Trustee, acting alone, is hereby authorized and empowered to, and upon the written direction of the Servicer shall, in the name of and on behalf of the Trust on behalf of a particular Series, execute and deliver such documents as may be required to consummate such acquisition of the REO Property, in such form as the same are presented to the Trustee by or on behalf of the Servicer.  If the Trust on behalf of a particular Series (or any wholly owned subsidiary of the Trust, as applicable) acquires any REO Property, upon the Trustee’s receipt of written notice thereof, the Trustee shall promptly notify the Beneficial Owners of such Series and Administrator.  The Trustee, acting alone, is hereby authorized and empowered to, and upon the written direction of the Servicer, shall, in the name of and on behalf of the Trust on behalf of a particular Series, within five (5) Business Days of receipt of the same from the Servicer, execute and deliver such documents as may be required to consummate the transfer or other disposition of any REO Property, in such form as the same are presented to the Trustee by or on behalf of the Servicer.

(b)          Notwithstanding anything to the contrary in this Agreement or elsewhere: (i) without the express prior written consent of the Trustee in its individual capacity (which may be withheld or conditioned by the Trustee in its individual capacity for any reason in good faith),  no real property of the Trust generally, or any Series, as applicable, including without limitation any REO Property, shall be taken or titled in the name of the Trustee, and no mortgage or other lien of the Trust generally, or any Series, as applicable, on any real property, including without limitation any REO Property, shall be taken or recorded in the name of the Trustee; and (ii) unless the Trustee in its individual capacity grants its express prior written consent to the contrary (which may be withheld or conditioned by the Trustee in its individual capacity for any reason in good faith), (A) any real property, including without limitation any REO Property, shall be taken and titled, and any mortgage or other lien on any real property, including without limitation any REO Property, shall be taken and recorded, only in the name of the Trust on behalf of a particular Series, in the name of a Servicer as nominee of the Trust on behalf of a particular Series, or in the name of another nominee of the Trust on behalf of a particular Series (other than the Trustee) pursuant to a nominee agreement, (B) each Servicer shall cause the deed or certificate of sale of any real property, including without limitation any REO Property, to be taken and such real property to be titled, only in the name of the Trust on behalf of a particular Series, in the name of a Servicer as nominee of the Trust on behalf of a particular Series, or in the name of another nominee of the Trust on behalf of a particular Series (other than the Trustee) pursuant to a nominee agreement, and each Servicer shall cause any mortgage or other lien on any real property, including without limitation any REO Property, to be taken and recorded only in the name of the Trust on behalf of a particular Series, in the name of a Servicer as nominee of the Trust on behalf of a particular Series, or in the name of another nominee of the Trust on behalf of a particular Series (other than the Trustee) pursuant to a nominee agreement, (C) each Servicing Agreement at all times (1) shall contain provisions to the same substantive effect as the foregoing clauses (i) and (ii)(A) and (B), (2) shall state explicitly that the Trustee (as such and in its individual capacity) is an intended third party beneficiary of such provisions, (3) shall obligate each Servicer to indemnify, defend, and hold harmless the Trustee (as such and in its individual capacity) from and against any and all liabilities, obligations, losses, damages, taxes, claims, actions, suits, costs, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against the Trustee (as such or in its individual capacity) in any way relating to or arising out of any act or omission by the Servicer inconsistent with such provisions, and (4) shall state explicitly that the Trustee (as such and in its individual capacity) is an intended third party beneficiary of the provisions so obligating Servicer, and (D) the Administrator shall comply and shall cause the Trust to comply with this Section 4.10(b).

ARTICLE V
THE TRUSTEE

Section 5.1            Acceptance of Trusts and Duties.  The Trustee accepts the trusts hereby created and agrees to perform only such duties as are expressly required to be performed by the Trustee as specified in this Agreement.  The Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Property upon the terms of this Agreement.  The Trustee (in such capacity or in its capacity as the Owner Trust Institution) shall not be answerable or accountable under any circumstances, except to the Beneficial Owner, the Trust and each Series (a) for its own willful misconduct, gross negligence or material breach of this Agreement, (b) in the case of the inaccuracy of any representation or warranty contained in Section 5.2 hereof, or (c) for taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the Owner Trust Institution in connection with any of the transactions contemplated by this Agreement.  In particular, but not by way of limitation:

(i)           the Owner Trust Institution shall not be liable for any error of judgment made in good faith except to the extent of the Owner Trust Institution’s gross negligence or willful misconduct;

(ii)           the Owner Trust Institution shall not be liable with respect to any action taken or omitted to be taken by the Trustee in good faith in accordance with the instructions of the Beneficial Owners, the Servicer, the Administrator or other Person provided in accordance with this Agreement;

(iii)          no provision of this Agreement shall require the Owner Trust Institution to expend or risk its own funds or otherwise incur any financial liability in the performance or exercise of any of the Trustee’s duties, rights or powers hereunder;

(iv)         under no circumstance shall the Owner Trust Institution be liable for payment from its own funds of distributions due to the Beneficial Owners;

(v)          the Owner Trust Institution shall not be liable with respect to any action taken or omitted to be taken by any Series Registrar hereunder if performed by a party other than the Trustee, and the Owner Trust Institution shall not be liable for performing any obligations or duties under this Agreement which are to be performed by any Series Registrar hereunder if performed by a party other than the Trustee; and

(vi)         the Owner Trust Institution shall not be responsible for or in respect of, the validity or sufficiency of this Agreement, or the form, character, genuineness, sufficiency, value or validity of any Trust Property or Transaction Document.  The Owner Trust Institution shall in no event assume or incur any liability, duty or obligation to any Beneficial Owner, other than as expressly provided for herein.

Section 5.2            Representations and Warranties.  The Owner Trust Institution hereby represents and warrants for the respective benefit of the Beneficial Owners (and their successors and assigns) that:

(a)           it has been duly formed and is validly existing as a banking association under the laws of the United States of America and it holds all corporate power and all material franchises, grants, authorizations, consents, orders and approvals from all governmental authorities necessary to carry on its trust business as now conducted;

(b)           the execution, delivery and performance by the Owner Trust Institution of this Agreement and its obligations hereunder are within its corporate power, have been or will have been duly authorized by all necessary corporate action on the part of the Owner Trust Institution (no action by its shareholders being required) and do not and will not (i) violate or contravene any applicable state or federal law or any judgment, decree or order binding on the Owner Trust Institution, (ii) conflict with or result in a breach of, or constitute a default under, any provision of the articles of incorporation or by-laws of the Owner Trust Institution or of any material agreement, contract, mortgage or other instrument binding on the Owner Trust Institution or (iii) result in the creation or imposition of any lien, charge or encumbrance on the Trust Property resulting from actions by or claims against the Owner Trust Institution except as expressly contemplated by this Agreement;

(c)           no consent, approval, authorization or order of, or filing with, any court or regulatory, supervisory or governmental agency or body is required under applicable state or federal law by or for the Owner Trust Institution in connection with (i) the execution, delivery and performance by the Owner Trust Institution of this Agreement and its obligations hereunder or (ii) the consummation by the Trustee of the transactions contemplated hereby (except as may be required by state or federal securities laws and under Section 3810 of the Statutory Trust Act);

(d)           this Agreement has been executed and delivered by its officers who are duly authorized to execute and deliver such document in such capacity on its behalf; and

(e)           it meets the requirements of Section 7.1(c) of this Agreement.

Section 5.3            Reliance; Employment of Agents and Advice of Counsel.

(a)           The Trustee shall incur no liability to any Person in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by an appropriate Person in accordance with this Agreement.  The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any Person as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof require and rely on a certificate, signed by an appropriate Person, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)           In its exercise or administration of its duties and powers hereunder, including its obligations hereunder, the Trustee may, at the expense of the Trust generally, or any one or more Series, as applicable, employ agents and attorneys and enter into agreements with any of them, provided, that the Trustee shall not be answerable for the default or misconduct of any such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith and with due care.

(c)           In the exercise and administration of its duties and powers hereunder, the Trustee may, at the expense of the Trust generally, or any one or more Series, as applicable, consult with counsel, accountants and other skilled persons to be selected and employed by it in good faith, and the Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

Section 5.4            Not Acting in Individual Capacity.  Except as provided in this Article V, in accepting the trusts hereby created, the Trustee acts solely as Trustee hereunder and not in its individual capacity, and all Persons asserting any claim against the Trustee or the Trust generally, or any Series, as applicable, shall look only to the Trust Property for payment or satisfaction thereof except in respect of the Trustee, acting in its individual capacity, with respect to any breach of its obligations, representations or warranties set forth in Section 5.2 herein.  Without limiting the generality of the foregoing, and notwithstanding any other provision, all rights, benefits, protections, privileges, immunities, and indemnities of the Trustee under this Agreement shall apply to the Trustee as such, in its individual capacity as Owner Trust Institution, and in each other capacity in which it acts hereunder (including, without limitation, as Series Registrar).

ARTICLE VI
TRUSTEE COMPENSATION

Section 6.1            Fees; Reimbursement and Indemnification.

(a)           The Owner Trust Institution shall receive from the Trust out of the assets of the Trust generally and/or any one or more Series as compensation for its services hereunder, such fees and reimbursements of expenses as have been separately agreed upon between the Beneficial Owners and the Owner Trust Institution as set forth in the trustee fee letter, dated on or about the date hereof, between the Owner Trust Institution and the Beneficial Owners.  In addition, the Owner Trust Institution shall be entitled (except with respect to any amounts payable pursuant to paragraph (b) below) to be reimbursed pursuant to Section 9.1(a) herein, but subject to paragraph (c) below, for its reasonable expenses hereunder, including, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trustee may reasonably employ in connection with the exercise and performance of its powers, rights and duties under this Agreement and the Transaction Documents.  To the extent the Owner Trust Institution is not fully reimbursed for such expenses pursuant to Section 9.1(a) herein, such unreimbursed expenses shall be paid by the Beneficial Owners.

(b)           The Owner Trust Institution and its affiliates, directors, officers, shareholders, employees and agents (the “Indemnified Persons”) shall be defended, held harmless and indemnified by the Trust (out of the assets of the Trust generally and of all Series) as well as by the Administrator and American Homeowners Preservation Management LLC, the managing member of the Beneficial Owner, from and against any and all liabilities, obligations, losses, damages, taxes (other than taxes incurred as the result of the payment of fees and expenses pursuant to this Section 6.1 hereof), claims, actions, suits, costs, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Extraordinary Expenses”) which may be imposed on, incurred by or asserted at any time against any of the Indemnified Persons (whether or not indemnified against by other parties) in any way relating to or arising out of this Agreement or any document contemplated hereby, the formation, operation, administration or termination of the Trust generally, or any Series, as applicable, the execution, delivery and performance of any agreements, instruments, or documents to which the Trust is a party, the administration of the Trust generally, or any Series, as applicable, or the action or inaction of the Trustee hereunder, except only that no Indemnified Person shall be entitled to indemnity for Extraordinary Expenses arising or resulting from any of the matters described in the third sentence of Section 5.1 hereof.

(c)           The indemnities, rights and obligations under this Section 6.1 and Section 6.2 shall survive the termination of this Agreement and the resignation or removal of the Trustee.

Section 6.2            Claim on Trust Property.  The Owner Trust Institution shall have a claim, subject to the provisions of Sections 6.1(b) and 6.1(c), hereof on the Trust Property for any compensation or Trust Expenses or Extraordinary Expenses due to it hereunder which claim shall be prior to the rights of any Beneficial Owner.

ARTICLE VII
SUCCESSOR TRUSTEES AND ADDITIONAL TRUSTEES

Section 7.1            Resignation or Removal of Trustee; Appointment of Successor.

(a)           The Trustee may resign at any time without cause by giving at least sixty (60) days prior written notice to the Beneficial Owners.  In addition, except as provided in Section 7.1(d) below, the Requisite Holders may remove the Trustee at any time without cause by giving at least sixty (60) days prior written notice to the Trustee.  Such resignation or removal will be effective only upon the acceptance of appointment by a successor Trustee under this Section 7.1 hereof and in the case of removal without cause upon the payment to the outgoing Trustee of all fees and expenses owed to it.  In case of the resignation or removal of the Trustee, the Requisite Holders may appoint a successor Trustee in accordance with Section 7.1(b) hereof.  If a successor Trustee shall not have been appointed within sixty (60) days after the giving of written notice of such resignation, the Trustee or the Requisite Holders may apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, as a successor shall have been appointed by the Requisite Holders as above provided.  Any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed by the Requisite Holders as above provided within one (1) year from the date of the appointment by such court.

(b)           Any successor Trustee, however appointed, shall execute and deliver to the predecessor Trustee an instrument accepting such appointment, and thereupon such successor Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Trustee in the trusts hereunder with like effect as if originally named the Trustee herein and the predecessor Trustee shall be fully discharged from all duties and liabilities under this Agreement arising on and after such date, and such predecessor Trustee shall duly assign, transfer, deliver and pay over to such successor Trustee all moneys or other property then held or subsequently received by such predecessor Trustee upon the trusts herein expressed; provided, however, that upon the written request of such successor Trustee, such predecessor Trustee shall execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor Trustee.

(c)           Any Trustee, successor or otherwise and however appointed, shall be a bank or trust corporation or other Person satisfying the provisions of Section 3807(a) of the Statutory Trust Act authorized to exercise corporate trust powers having a combined capital and surplus of at least $50,000,000.  Additionally and notwithstanding anything herein to the contrary, any Trustee, successor or otherwise and however appointed, shall be Independent.

(d)           Any Person into which the Trustee may be merged or converted or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a constituent, or any Person to which substantially all the corporate trust business of the Trustee may be transferred (including this transaction), shall, subject to the terms of Section 7.1(c) hereof, be the successor Trustee under this Agreement without further act.  The Requisite Holders may remove the Trustee at any time after any such merger, conversion, consolidation or transfer without providing prior written notice to the Trustee.

Section 7.2            Appointment of Additional Co-Trustees.

(a)           At any time or times for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property may at the time be located, the Trustee, by an instrument in writing and after obtaining the prior written consent of the Requisite Holders, may appoint one or more Persons to act as separate co-Trustee or separate co-Trustees of all or any part of the Trust Property to the full extent that a local law makes such appointment necessary.  Each separate co-Trustee or separate co-Trustees shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)           all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate co-Trustee jointly (it being understood that such separate co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate co-Trustee, but solely at the written direction of the Trustee;

(ii)           no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii)          the Trustee may at any time accept the resignation of or remove any separate co-Trustee.

(b)           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate co-Trustees, as effectively as if given to each of them.  Every instrument appointing any separate co-Trustee shall refer to this Agreement and the conditions of this Article VII.  Each separate co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Each such instrument shall be filed with the Trustee.

(c)           Any separate co-Trustee may at any time appoint the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 7.3            Delaware Trustee.  At all times the Trust shall have at least one trustee that meets the requirements of Section 3807(a) of the Statutory Trust Act.

ARTICLE VIII
OPERATIONAL RESTRICTIONS

Section 8.1            Restrictions.

(a)           Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Trust generally, or any Series, as applicable, each of the Trust and each Series shall not, and the Trustee shall not cause the Trust generally, or any Series, as applicable, to, do any of the following without the prior written consent of the Beneficial Owners:

(i)           engage in any business or activity other than those permitted or required by this Agreement;

(ii)           incur or assume any indebtedness other than pursuant to the express terms or provisions of the Transaction Documents or as approved by the Requisite Holders;

(iii)          do any act in contravention of this Agreement or the Transaction Documents;

(iv)          do any act that would make it impossible to carry on the ordinary business of the Trust generally, or any Series, as applicable;

(v)           confess a judgment against the Trust generally, or any Series, as applicable;

(vi)          possess, control, utilize, finance, assign or convey Trust Property other than for a Trust or Series purpose;

(vii)         cause the Trust generally, or any Series, as applicable, to lend any funds to any Person;

(viii)        change the purposes and powers of the Trust generally, or any Series, as applicable, from those set forth in this Agreement and the other Transaction Documents;

(ix)          the transfer or assignment of any right, title or interest of any Beneficial Owner hereunder (including Transfers of any Beneficial Interest);

(x)           any decision regarding the retention or discharge of a Servicer, or the amendment, extension, restatement, waiver or modification of any term or provision of any Servicing Agreement;

(xi)          any decision to conduct any business other than the acquisition of Mortgage Loans and the ultimate liquidation or sale thereof in accordance with the Servicing Agreements, or an action or decision of the Trust generally, or any Series, as applicable, not in the ordinary course of the Trust’s business; or

(xii)           the pledge of any Trust Property.

(b)           Notwithstanding anything herein to the contrary, to the fullest extent permitted by applicable law, neither the Trust generally, or any Series, as applicable, nor any Beneficial Owner shall, without the consent of the Requisite Holders: (i) institute proceedings to have the Trust generally, or any Series, as applicable, declared or adjudicated a bankrupt or insolvent; (ii) consent to the institution of bankruptcy or insolvency proceedings against the Trust generally, or any Series, as applicable; (iii) file a petition or consent to a petition seeking reorganization or relief on behalf of the Trust generally, or any Series, as applicable, under any applicable federal or state law relating to bankruptcy; (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Trust generally, or any Series, as applicable, or a substantial portion of the property of the Trust generally, or any Series, as applicable; (v) make any assignment for the benefit of the Trust’s or a Series’ creditors; (vi) cause the Trust generally, or any Series, as applicable, to admit in writing its inability to pay its debts generally as they become due; or (vii) take any action, or cause the Trust generally, or any Series, as applicable, to take any action, in furtherance of any of the foregoing.

Section 8.2            Requirements to Prevent Substantive Consolidation.  Notwithstanding any other provision of this Agreement or any Transaction Document or any other document contemplated hereby or thereby and any provision of law that otherwise so empowers the Trust generally, or any Series, as applicable, each of the Trust and each Series shall be operated in such a manner that it would not be substantially consolidated in the trust estate of any other Person in the event of a bankruptcy or insolvency of such Person and in such regard, the Trust and each Series shall:

(a)           not become involved in the day-to-day management of any other Person;

(b)           not permit any Beneficial Owner or any other Person to become involved in the day-to-day management of the Trust generally, or any Series, as applicable, except in the capacity of acting as the Administrator and/or Servicer for the Trust generally, or any Series, as applicable, and its Trust Property to the extent provided in the Transaction Documents and this Agreement;

(c)           not engage in transactions with any other Person other than those activities permitted by this Agreement, the other Transaction Documents and matters necessarily incident or ancillary thereto;

(d)          observe all formalities required of a statutory trust under the laws of the State of Delaware;

(e)           maintain separate trust records and books of account and a separate business office from any other Person;

(f)           maintain its assets separately from the assets of any other Person (including through the maintenance of a separate bank account) in a manner that is not costly or difficult to segregate, identify or ascertain such assets;

(g)           maintain separate financial statements (or if part of a consolidated group, then it will show as a separate member of such group), books and records from any other Person;

(h)           allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates;

(i)           transact all business with Affiliates on an arm’s length basis and pursuant to written, enforceable agreements;

(j)           not assume, pay or guarantee any other Person’s obligations or advance funds to any other Person for the payment of expenses or otherwise, except pursuant to the Transaction Documents;

(k)           conduct all business correspondence of the Trust and each Series and other communications in the Trust’s own name (for itself generally or on behalf of one or more Series) or Series’ own name, and use separate stationery, invoices, and checks;

(l)           not act as an agent of any other Person in any capacity except pursuant to contractual documents indicating such capacity and only in respect of transactions permitted by this Agreement, the other Transaction Documents and matters and documents necessarily incident thereto;

(m)           not act as an agent of any Beneficial Owner, nor permit any Beneficial Owner, to act as its agent, except in the capacity of acting as the Administrator and/or Servicer for the Trust and each Series and its Trust Property to the extent permitted under the Transaction Documents and this Agreement;

(n)           correct any known misunderstanding regarding the Trust’s and each Series’ separate identity from any Beneficial Owner;

(o)           except as otherwise permitted in any Transaction Document, not permit any Affiliate to guarantee or pay its obligations other than customary indemnities and guarantees and consolidated tax liabilities;

(p)           except as otherwise permitted in any Transaction Document, compensate its employees, consultants or agents, if any, from its own funds;

(q)           maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

(r)           cause the agents and other representatives of the Trust and each Series, if any, to act at all times with respect to the Trust and each Series consistently and in furtherance of the foregoing; and

(s)           not engage in interaffiliate transactions except to the extent permitted by this Agreement and the other Transaction Documents.

ARTICLE IX
APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 9.1            Application of Trust Funds.

(a)           Proceeds from Trust Property.  With respect to any Trust Property of any particular Series, any proceeds from such Trust Property shall be deposited into the Series Distribution Account for such Series and the Administrator shall provide to the Trustee advance written notice of any such deposit, specifying each Series to which such deposit pertains and the amount applicable to each such Series, not less than one (1) Business Day before such deposit.  Within two (2) Business Days of the Trustee’s actual receipt thereof, proceeds received from such Trust Property, shall be withdrawn and distributed first, to the Owner Trust Institution for all its unpaid fees, expenses and indemnities hereunder, and second, to each Beneficial Owner of such Series in accordance with its proportionate Beneficial Interest in the Trust Property.

(b)           Withholdings.  In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) on behalf of any particular Series to a Beneficial Owner of such Series, such tax shall reduce the amount otherwise distributable to such Beneficial Owner in accordance with this Section 9.1.  The Trustee is hereby authorized to, and upon receipt of written direction from the Administrator will, retain from amounts otherwise distributable to any Beneficial Owner sufficient funds for the payment of any tax that is legally owed by the Trust on behalf of any particular Series (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).  The amount of any withholding tax imposed with respect to such Beneficial Owner shall be treated as cash distributed to such Beneficial Owner at the time it is withheld by the Trust on behalf of such Series and remitted to the appropriate taxing authority.  In the event of any claimed overwithholding, a Beneficial Owner shall have no claim for recovery against the Trust or any Series thereof, the Owner Trust Institution or other Beneficial Owners.  If the amount withheld was not withheld from actual distributions, the Trust on behalf of any particular Series may, at its option, (i) require each affected Beneficial Owner to reimburse the Trust on behalf of such Series for such withholding on its behalf (and each such Beneficial Owner agrees to reimburse the Trust on behalf of such Series promptly following such request) or (ii) reduce any subsequent distributions to such Beneficial Owner by the amount of such withholding.  In the event that a Beneficial Owner wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Beneficial Owner in making such claim so long as such Beneficial Owner agrees to advance to the Trustee any reasonable out-of-pocket expenses to be incurred.  Each Beneficial Owner shall promptly notify the Trustee in writing if any amounts to be distributed to such Beneficial Owner is subject to withholding tax and of the appropriate taxing authority.  For all purposes, unless and until the Trustee receives such a written notice, the Trustee shall be entitled to assume (and shall be fully protected in assuming) that no distribution to such Beneficial Owner is subject to withholding tax.  Each non-U.S. Person that is, or owns an interest in, a Beneficial Owner shall provide to the Beneficial Owners and the Trustee an IRS Form W-8 certifying foreign status.

Section 9.2            Method of Payment.  Distributions required to be made pursuant to this Article IX will be made by wire transfer to an account designated by the entitled Beneficial Owner in writing to the Trustee and, if not so designated, shall be made by check to the address of such Beneficial Owner set forth in the Series Register.

Section 9.3            Establishment of Series Distribution Account.

(a)           The Trustee, for the benefit of the Beneficial Owners on behalf of each Series, has heretofore established, and shall hereafter establish and maintain an account for the Trust on behalf of each Series, each designated the “American Homeowner Preservation Trust Series ______, Series Distribution Account” (each, a “Series Distribution Account”).

(b)           All of the right, title and interest of the Trustee in all funds on deposit from time to time in the Series Distribution Account and in all proceeds thereof shall be held for the benefit of the Beneficial Owners of the applicable Series subject to the rights of the Owner Trust Institution under Section 9.1(a).

(c)           Pending distribution, all amounts on deposit in the Series Distribution Account shall be invested as directed by the Beneficial Owners of the applicable Series.

ARTICLE X
DISSOLUTION, WINDING UP AND TERMINATION

Section 10.1          Dissolution, Winding Up and Termination.

(a)           Dissolution of a Series.  Any Series shall be dissolved and its affairs shall be wound up at any time only upon the written election of all the Beneficial Owners of such Series, delivered to the Trustee and the Administrator, to dissolve the Series.  At any time that there are no Beneficial Interests outstanding of any particular Series previously established, the Administrator on behalf of the Trust may abolish that Series and rescind the establishment and designation thereof.

(b)           Dissolution of the Trust.  The Trust shall be dissolved and its affairs shall be wound up only upon the written election of all the Beneficial Owners, delivered to the Trustee and the Administrator, to dissolve the Trust. Upon dissolution of the Trust, the Trustee shall have power and authority, and is hereby authorized and empowered, to, and shall, wind up the Trust’s affairs.

(c)           Winding Up, Liquidation and Distribution of Assets of the Trust Upon Dissolution of the Trust.  Upon dissolution of the Trust or a Series, the Administrator shall wind up the affairs of the Trust or Series, as applicable, in accordance with applicable law.  The Beneficial Owners of the Trust or Series, as applicable, shall be entitled to receive from the Administrator on behalf of the Trust or Series, as applicable, the net assets of the Trust or Series, as applicable, if any, remaining upon the completion of such winding up. The Beneficial Owners shall comply with all requirements of applicable law pertaining to the winding up of the affairs of the Trust or Series, as applicable, and the final distribution and receipt of its assets associated with the Trust or Series, as applicable.

(d)           Termination of Trust.  Upon the completion of the winding up of the Trust, the Administrator shall send written notice thereof to the Trustee, and upon the Trustee’s receipt of such written notice, the Trustee shall execute a certificate of cancellation, and at the expense of the Administrator file such executed certificate of cancellation with the Secretary of State, as required by the Statutory Trust Act.

(e)           Effect of Filing Certificate of Cancellation.  Upon the filing of a certificate of cancellation with the Secretary of State pursuant to Section 10.1(d), the existence of the Trust (and each Series) shall cease.

ARTICLE XI
ADMINISTRATOR

Section 11.1          Duties with Respect to the Trust and each Series.

(a)           Administrator, in the capacity of administrator as provided in this Section 11.1, hereby agrees to act as an agent of the Trust and each Series and was duly appointed under the Original Trust Agreement by the current Beneficial Owners pursuant to Section 3806(b)(7) of the Statutory Trust Act (such appointment being hereby affirmed) as an independent contractor acting as an agent of the Trust and each Series, having full power, authority and authorization to manage and administer the business and affairs of the Trust and each Series; provided, however, that the Administrator may be removed, or replaced with a successor administrator, by the written instructions of the Requisite Holders to the Administrator and the Trustee.  In the event the Administrator becomes unable or refuses to act as such, the Requisite Holders shall promptly remove the Administrator, and in the event of any vacancy in the office of Administrator (including without limitation if the Administrator is removed or resigns), the Requisite Holders shall promptly appoint a successor Administrator, by the written instructions of the Requisite Holders to the Successor Administrator and the Trustee.  The Administrator shall, and shall have the authority and power and authorization to, act on behalf of the Trust and each Series to administer, perform, execute, manage or supervise any lawful activities of the Trust and each Series and involving the Trust Property, which are authorized pursuant to Section 2.3, and which shall include, without limitation, entering into and executing Transaction Documents on behalf of the Trust and each Series and taking all action as it shall be the right or duty of the Trust and each Series to take pursuant to this Agreement or any of the Transaction Documents.  Notwithstanding any resignation or removal of the Administrator or any vacancy that may occur in the office of the Administrator, the obligations of the Trustee under Sections 2.8, 4.3 and 4.10 are hereby delegated to, and will be performed by the Administrator and in performing these duties the Administrator shall not vary the interest of the holders of the Beneficial Interest.  The Administrator also shall perform such calculations and shall prepare for execution by the Trust and each Series or the Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust and each Series or the Trustee to prepare, file or deliver pursuant to this Agreement or any of the Transaction Documents or under state and federal tax and securities laws, and at the written request of the Trustee shall take all appropriate action that is the right, power or duty of the Trust and each Series or Trustee to take pursuant to this Agreement or any of the Transaction Documents.

(b)           The relationship of the Administrator to the Trust, each Series and the Trustee shall be that of an independent contractor for the Trust and each Series, and the Administrator shall not be a trustee, officer, employee, member or partner of the Trust or any Series or the Trustee, and shall not be a representative, owner, or beneficiary of or for the Trustee.  Nothing in this Agreement regarding the appointment and duties of the Administrator shall be deemed to constitute or define the relationship between the Administrator and the Trust, any Series or the Trustee as a joint venture, a partnership or legal representation of the other party, or to create any fiduciary relationship between the Administrator and the Trust, any Series or the Trustee.

(c)           The Administrator also shall act, or refrain from acting, in accordance with this Agreement and upon instructions, by an instrument or instruments in writing executed by the Requisite Holders; provided that the Administrator shall not be required to take or refrain from taking any action if the Administrator shall reasonably determine that such action (i) is likely to result in liability on the part of the Administrator for which adequate reimbursement or indemnity is not reasonably assured, (ii) is contrary to the terms hereof or of any document contemplated hereby to which the Administrator is a party or by which it is bound, or (iii) is contrary to applicable law, and the Administrator gives written notice of its determination to the Beneficial Owners

(d)           The Trustee shall not have any duty or obligation to manage, monitor or supervise the Administrator.  The Trustee shall not have any liability or responsibility for any actions or inactions of the Administrator pursuant to this Agreement.

(e)           In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates and any Affiliates of the Beneficial Owners; provided, however, that the terms of any such transactions or dealing shall be in accordance with any directions received from the Requisite Holders or shall be otherwise on arm’s-length terms no less favorable to the Trust and each Series in any material respect.

ARTICLE XII
MISCELLANEOUS

Section 12.1          Amendments.

(a)           This Agreement (including any Series Addendum) may not be amended, and neither the Trustee nor the Administrator shall agree to any amendment or modification, without the prior written consent of the Requisite Holders, which consent may not be unreasonably withheld.  The Trustee is hereby directed to execute and deliver this Agreement, and the undersigned sole Beneficial Owner of the Trust generally and of each Series hereby confirms that it has given such prior written consent to this Agreement.

(b)           Notwithstanding any other provision contained herein to the contrary, the Trustee may, but shall not be obligated to, execute any instrument of amendment or supplement that affects any right, duty, power, authority, or liability of, or benefit, protection, privilege, immunity or indemnity in favor of, the Trustee under this Agreement or any of the documents contemplated hereby to which the Trustee or the Trust or any Series is a party.

(c)           Prior to executing any amendment to this Agreement, the Trustee shall be entitled to receive an officer's certificate or an opinion of counsel (such officer's certificate or opinion of counsel to be obtained by the Beneficial Owners) as to whether the amendment is permitted by the terms of this Agreement and the Transaction Documents and any other document contemplated hereby or thereby and whether all conditions precedent have been met.

Section 12.2          Limitation on Rights of Others.  Nothing in this Agreement, whether express or implied, shall be construed to give to any Person, other than the Trustee (as such and in its individual capacity) and the Beneficial Owners, any legal or equitable right, remedy or claim in the Trust Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 12.3          Notices.  All demands, notices, directions and communications under this Agreement shall be in writing personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt in the case of (a) the Trustee, at its Corporate Trust Office, with a copy to U.S. Bank Trust National Association, 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107, Attention:  Global Structured Finance/American Homeowner Preservation Trust and (b) the Beneficial Owner, at c/o AHP Capital Management, LLC, 819 South Wabash, Suite 606, Chicago, Illinois, Attn: Jorge Newbery, (c) the Administrator, at 819 South Wabash, Suite 606, Chicago, Illinois, Attn: Jorge Newbery, and (d) each other Person, at such other address as shall be designated in writing by such Person, pursuant to the Transaction Documents.  Any notice required or permitted to be mailed to a Beneficial Owner shall be given by first-class mail, postage prepaid, at the address of such Beneficial Owner as shown in the Series Register.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the applicable Person receives such notice.

Section 12.4          Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 12.5          Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 12.6          Successors and Assigns.  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Trustee and its successors and assigns and each Beneficial Owner and its successors and permitted assigns, all as herein provided.  Any request, notice, direction, consent, waiver or other instrument or action by a Beneficial Owner shall bind the successors and assigns of such Beneficial Owner.

Section 12.7          No Petition.  Notwithstanding any prior termination of this Agreement, each of the Trustee and each Beneficial Owner by accepting a Beneficial Interest, agrees, solely in its capacity as creditor of the Trust generally, or any Series, as applicable, that it shall not acquiesce, petition or otherwise invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust generally, or any Series, as applicable, under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust generally, or any Series, as applicable, or any substantial part of its property, or making a general assignment for the benefit of creditors, or ordering the winding up or liquidation of the affairs of the Trust generally, or any Series, as applicable.

Section 12.8          Headings.  The Table of Contents and the headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 12.9         Governing Law.  THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

signature page follows

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Trust Agreement to be duly executed, as of the day and year first above written.

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee and as Owner Trust Institution By: Name: Title: AMERICAN HOMEOWNER PRESERVATION LLC, a Delaware limited liability company, for itself generally as sole Beneficial Owner of the Trust generally, and for and on behalf of one or more of its series as sole Beneficial Owner of each Series  By: American Homeowner Preservation Management LLC, its managing member By: ___________________________ Name: Title: AHP CAPITAL MANAGEMENT LLC, as Administrator By: _____________________________ Name: Title: AMERICAN HOMEOWNER PRESERVATION MANAGEMENT LLC for purposes of Section 6.1(b) By: _____________________________ Name: Title:

EXHIBIT A

FORM OF SERIES ADDENDUM

SERIES “______”

This SERIES ADDENDUM to the Amended and Restated Trust Agreement (this “Series Addendum”) of American Homeowner Preservation Trust, a Delaware statutory trust (the “Trust”), is dated as of [_____________], 20[__].

Reference is made to the Amended and Restated Trust Agreement of the Trust, dated as of August ___, 2014 (as heretofore amended and/or supplemented, the “Trust Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Trust Agreement.

Pursuant to written instructions from the sole initial Beneficial Owner, this Series Addendum is hereby adopted, a Series of the Trust, designated “[_____________],” shall be and hereby is established and created, and the Beneficial Interests of such Series shall be and hereby are issued to the undersigned Beneficial Owner thereof.

The Assets belonging to Series [_______] shall include:

Other terms of Series [_____], including preferences, voting powers, rights, duties and privileges and business purpose thereof, shall be and hereby are established, designated and fixed as set forth below and to the extent not inconsistent therewith, as otherwise set forth in the Trust Agreement:

IN WITNESS WHEREOF, acting solely upon written instructions from the sole initial Beneficial Owner, the undersigned has executed this Series Addendum in the form provided to the Trustee for execution, as of the date first above written.

AMERICAN HOMEOWNER PRESERVATION TRUST

By: U.S. Bank Trust National Association,
not in its individual capacity, but solely as Trustee

By:
Name:
Title:

THE TRUST AGREEMENT AND THE TERMS WITH RESPECT TO THE SERIES OF THE TRUST IDENTIFIED ABOVE ARE HEREBY AGREED TO AND ACCEPTED, AND THE BENEFICIAL INTEREST OF SUCH SERIES IS HEREBY ACCEPTED, AS OF THE DATE FIRST ABOVE WRITTEN:

AMERICAN HOMEOWNER PRESERVATION LLC, SERIES _______,
a series of interests of American Homeowner Preservation LLC, a Delaware series limited liability company, as the sole Beneficial Owner of the Beneficial Interests of Series ______ of the Trust

By:
Name:
Title:

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